UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2007

CIGMA METALS CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-27355	98-0203244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Edith Place, Coolum Beach, Queensland, Australia	4573
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including the area code:	(+61) 4111-56177

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CIGMA METALS CORPORATION

Item 8.01 Other Events

Cigma Metals Corporation is very pleased to announce that all the infrastructure requirements for this season’s exploration program are now in place and that drilling has commenced on the Central Berezki (Berezki) target area.  Berezki is part of a large (6km x 2km) gold-copper-porphyry system consisting of three major prospects, Berezki, Quartzite Gorka and Karagandy-Ozek, which in turn include a number of other mineralization zones.

The Berezki target is characterized by three mineralization zones with a total length of over 4 km and widths ranging from 1 to 2 km.  The zones are still open at depth and have been previously drill tested to depths over 350m.   Significant mineralisation was recorded by previous diamond drill holes, and Cigma is targeting these areas to test the validity and depth extensions.  The results will be utilized to convert the previous resource estimates into a western compliant format to satisfy the Australian Joint Ore reserves committee code for reporting of mineral resources and ore reserves (the J.O.R.C. code).

Historical reported drill intersections over the target area include:

100m with an average gold grade 0.5g/t, copper 0.3%

132m @ 0.5g/t Au and 0.2% Cu including   30.4m @ 1.67g/t Au and 1.16% Cu, 24m @ 0.56g/t and 0.51% Cu, 42m @ 0.3g/tAu and 1.1% Cu.

The Company also has at its disposal a library of the entire core collected from previous workers dating back to 1995, which is kept in storage for future reference, near to the Company’s field offices.

The Company’s infrastructure also includes fully staffed offices, with all the necessary computing and messaging requirements.  The Company has also arranged for all samples to be prepared onsite and the 200gram pulverized and homogenized fraction then dispatched to a commercial laboratory approximately 250km from the project area.   The Company attains to a strict code of QAQC (quality control) when handling and processing all samples.

All samples will undergo Atomic-absorption (AA) spectroscopy (AAS) assays for gold and spectral emission for a further 24 elements.  The samples with elevated metal values will then be processed by the internationally accredited Alex Stuart Laboratory in Kyrgyzstan.

Cigma Metals Corporation is a mineral exploration company focusing on the exploration and development of its 3 exploration properties totaling 740 square kilometers in the Tomsk Oblast region of Siberia in Russia, and approximately 14,000 square kilometers in the Dostyk region of Kazakhstan.  All the project areas were selected due to their proximity to a well-developed infrastructure, known mineral occurrences and from historical records of gold and base metals production.  Cigma Metals Corporation’s stock trades under the symbol “CGMX” on the Pink Sheets in the United States of America, and under the symbols “C9KA.F” on the Frankfurt Exchange in Germany.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits:

99.1	Cigma Metals Corporation news release issued May 14, 2007 and disseminated through the facilities of recognized newswire services.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGMA METALS CORPORATION

Date: May 14, 2007	By:	/s/ Lars Pearl
Lars Pearl
President and Director

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